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                            4,000,000 HIGH TIDES-SM-

                               TITAN CAPITAL TRUST

                     5 3/4% CONVERTIBLE PREFERRED SECURITIES
     REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES (HIGH TIDES-SM-)
                           (LIQUIDATION AMOUNT $50 PER
                             EACH OF THE HIGH TIDES)
                       GUARANTEED TO THE EXTENT SET FORTH
                       IN THE GUARANTEE AGREEMENT BY, AND
                        CONVERTIBLE INTO COMMON STOCK OF,
                              THE TITAN CORPORATION


                          REGISTRATION RIGHTS AGREEMENT

                                                                February 9, 2000

Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette
  Securities Corporation
c/o Credit Suisse First Boston Corporation
As Representative of Donaldson, Lufkin & Jenrette
Securities Corporation
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

     Titan Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust") by The Titan Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation and the other initial purchasers (collectively, the "Purchasers") named in Schedule A to the Purchase Agreement dated February 3, 2000 (the "Purchase Agreement"), among the Purchasers, the Company and the Trust, upon the terms set forth in the Purchase Agreement, up to 4,000,000 (or up to 5,000,000 to the extent the over-allotment option is exercised in full) of its Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)K, liquidation amount $50 per security (the "Preferred Securities") (the "Initial Placement"). The proceeds of the sale by the

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Trust of the Preferred Securities and the Common Securities of the Trust,
liquidation amount $50 per Common Security (the "Common Securities"), are to be invested in the Convertible Senior Subordinated Debentures due 2030 of the Company issued pursuant to the Indenture dated February 9, 2000 between the Company and Wilmington Trust Company, as Trustee (the "Debentures") having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities and the Common Securities. As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Trust and the Company agree with you, (i) for the benefit of the Purchasers and (ii) for the benefit of the registered holders from time to time of the Preferred Securities, the Debentures and the Common Stock of The Titan Corporation, par value $.01 per share (such Common Stock and any other shares issuable in place of or in addition to such shares pursuant to the antidilution provisions of the Debentures, being referred to as the "Common Stock"), of the Company issuable upon conversion of the Preferred Securities or the Debentures (collectively, together with the Guarantee by the Company of the Preferred Securities, the "Securities"), including the Purchasers (each of the foregoing a "Holder" and together the "Holders"), as follows:

1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement or, if not defined therein, in the Offering Circular dated February 3, 2000, in respect of the Preferred Securities or, if not defined therein, in the Amended and Restated Declaration of Trust dated as of February 9, 2000 (the "Declaration") relating to the Trust. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "ACT" or "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "APPLICABLE RATE" means the rate at which the Preferred Securities accrue distributions and the Debentures accrue interest. The Applicable Rate shall be 5 3/4% per annum from the date of original issuance of the Preferred Securities to (but excluding) the Reset Date. From the Reset Date, the Applicable Rate will be the Term Rate established by the Remarketing Agent to be effective on the Reset Date. The Applicable Rate will be increased upon the occurrence of a Registration Default, as set forth in Section 7(a) hereof.

          "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or

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required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Debenture Trustee or the Property Trustee is closed for business.

          "CLOSING DATE" has the meaning given such term in the Purchase Agreement.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" has the meaning set forth in the first paragraph to this Agreement.

          "COMPANY" has the meaning set forth in the first paragraph to this Agreement.

          "DEBENTURES" has the meaning set forth in the first paragraph to this Agreement.

          "DEBENTURE TRUSTEE," "GUARANTEE TRUSTEE" and "PROPERTY TRUSTEE" each means Wilmington Trust Company.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "GUARANTEE" means the guarantee by the Company of the Preferred Securities pursuant to a Guarantee Agreement dated as of February 9, 2000 between the Company and the Guarantee Trustee.

          "HOLDER" and "HOLDERS" each has the meaning set forth in the first paragraph to this Agreement.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 5(a) hereof.

          "INITIAL PLACEMENT" has the meaning set forth in the first paragraph to this Agreement.

          "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

          "PARTICIPATING BROKER-DEALER" means any broker-dealer that is the beneficial owner (as defined in Rule13d-3 under the Exchange Act) of Securities received by such broker-dealer.

          "PREFERRED SECURITIES" has the meaning set forth in the first paragraph to this Agreement.

          "PROSPECTUS" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), with respect to the terms of the offering of any portion of the Securities covered by such Shelf Registration Statement, as amended or supplemented by all amendments (including post-effective amendments) and supplements to the Prospectus.

          "PURCHASE AGREEMENT" has the meaning set forth in the first paragraph to this Agreement.

          "PURCHASERS" has the meaning set forth in the first paragraph to this Agreement.

          "REGISTRABLE SECURITIES" has the meaning specified in the Indenture.

          "REGISTRATION DEFAULT" has the meaning given to such term in Section 7(a) hereof.

          "REMARKETING AGENT" has the meaning specified in the Indenture.

          "RESET DATE" means any date that is (i) not later than February 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and (ii) not earlier than 70 Business Days prior to February 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion.

          "SECURITIES" means the Preferred Securities, the Debentures, the Common Stock and the Guarantee, individually and collectively.

          "SHELF REGISTRATION" means a registration effected pursuant to Section 2 hereof.

          "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 2(b) hereof.

          "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Trust and the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SUSPENSION PERIOD" has the meaning set forth in Section 7(b) hereof.

          "TERM RATE" means the rate established by the Remarketing Agent (as defined in the Indenture) in connection with the Remarketing (as defined in the

Indenture) at which interest will accrue on the Debentures and distributions will accrue on the Preferred Securities on and after the Reset Date.

          "TRUST" has the meaning set forth in the first paragraph to this Agreement.

          "TRUSTEE" means the Guarantee Trustee, the Debenture Trustee or the Property Trustee, as applicable.

          "UNDERWRITER" means any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

(a)       SHELF REGISTRATION.    The Trust and the Company shall as promptly as
practicable prepare and, not later than the 75th day following the Closing Date, shall file with the Commission and thereafter shall each use their best efforts to cause to be declared effective under the Act as soon as practicable, but in no event later than the 150th day following the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

     (b)       The Trust and the Company shall each use its best efforts

          (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until resale of the Securities is permitted pursuant to Rule 144(k) under the Securities Act or any successor rule or regulation thereto after the date the Shelf Registration Statement is declared effective or such shorter period that will terminate upon the earlier of the following:

               (1) when all the Preferred Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement;

               (2) when all Debentures issued to Holders in respect of Preferred Securities that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; or

               (3) when all shares of Common Stock issued upon conversion of any such Preferred Securities or any such Debentures that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"); and

          (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Securities of such Holder and to identify such Holder as a selling securityholder.

2. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

     (a) The Trust and the Company shall furnish to the Purchasers and any other Holders who so request, and their respective counsel and accountants, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall each use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchasers and such other Holders reasonably may propose.

     (b) The Trust and the Company shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not, during the Shelf Registration Period, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     (i) The Company shall advise the Purchasers and the Holders and, if requested by the Purchasers or any such Holder, confirm such advice in writing:

               (1) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

               (2) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

          (ii) The Trust and the Company shall advise the Purchasers and the Holders and, if requested by the Purchasers or any such Holder, confirm such advice in writing:

               (1) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (2) of the receipt by the Trust or the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any state or the initiation or threatening of any proceeding for such purpose; and

               (3) of the happening, during the Shelf Registration Period, of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

     (c) Each of the Trust and the Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

     (d) The Trust and the Company shall furnish to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto (including any reports or other documents incorporated therein by reference), including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

     (e) The Trust and the Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and each of the Trust and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

     (f) Prior to any offering of Securities pursuant to any Shelf Registration Statement, the Trust and the Company shall register or qualify or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Securities covered by such Shelf Registration Statement; provided, however, that neither the Trust nor the Company will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     (g) Unless the applicable Securities shall be in book-entry only form, the Trust and the Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Securities pursuant to such Shelf Registration Statement.

     (h) Upon the occurrence of any event contemplated by Section 3(c)(i)(2) or 3(c)(ii)(3) above, the Trust and the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Trust or the Company notifies the Holders of the occurrence of any event contemplated by Section 3(c)(ii)(3) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

     (i) Not later than the effective date of any Shelf Registration Statement hereunder, the Trust and the Company shall provide a CUSIP number for the Preferred Securities and, in the event of and at the time of any distribution thereof to Holders, the Debentures, registered under such Shelf Registration Statement, and provide the applicable Trustee with certificates for such Securities, in a form eligible for deposit with The Depository Trust Company.

     (j) The Trust and the Company shall use their best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their securityholders or otherwise in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act.

     (k) The Trust and the Company shall cause the Indenture, the Declaration and the Guarantee to be qualified under the Trust Indenture Act in a timely manner.

     (l) The Trust and the Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Trust and the Company such information regarding the Holder and the distribution of such Securities as the Trust and the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement.

     (m) The Trust and the Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters reasonably agree should be included therein and to which the Trust and the Company do not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

     (n) The Trust and the Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof (or such other customary provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5 hereof.

     (o) The Trust and the Company shall (i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Trust and the Company and its subsidiaries as shall be requested in connection with the discharge of their due diligence obligations; (ii) cause the Company's officers, directors, employees and independent public accountants and any relevant Trustees to supply at the Company's expense all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Trust and the Company in good faith as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties; (iii) to the extent requested, make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by the issuers to underwriters in primary underwritten offerings and covering matters as are customarily covered in representation and warranties requested in primary underwritten offerings including, but not limited to, those set forth in the Purchase Agreement;
     (iv) to the extent requested, obtain opinions of counsel to the Trust and the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters and with such exceptions as are customarily covered or taken in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion shall include, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement by such counsel regarding the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (v) to the extent requested, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each such Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Trust and the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(p), to the extent requested, shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwritten offering to the extent required under any related underwriting or similar agreement.

     (p) Each of the Trust and the Company will use its best efforts to cause the Common Stock relating to such Shelf Registration Statement to be listed on each securities exchange, over-the-counter market, or respective counterpart if any, on which any shares of Common Stock are then listed.

     (q) The Trust and the Company shall, in the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by
     (A) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

     (r) The Trust and the Company shall use their best efforts to take all other steps necessary to effect the registration, offering and sale of the Securities covered by the Shelf Registration Statement contemplated hereby.

3. REGISTRATION EXPENSES. Except as otherwise provided in Section 6, the Company shall bear all fees and expenses incurred in connection with the performance of the obligations of the Company and the Trust under Sections 2 and 3 hereof and shall bear, or reimburse the Purchasers or the Holders for, the reasonable fees and disbursements of one counsel designated in connection with the filing of the Shelf Registration Statement. Notwithstanding anything to the contrary herein contained, each Holder of Securities shall pay all registration expenses to the extent required by applicable law.

4. INDEMNIFICATION. (a) The Trust and the Company, jointly and severally agree, to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in an amendment thereof, or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, that (i) the Trust and the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement as originally filed or in an amendment thereof, or in any preliminary prospectus relating to a Shelf Registration Statement in reliance upon and in conformity with written information pertaining to any Holder and furnished to the Trust or the Company by or on behalf of any Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Trust or the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; PROVIDED FURTHER, HOWEVER, that this indemnity agreement will be in addition to any liability which the Trust or the Company may otherwise have to such Indemnified Party. The Trust and the Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

     (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Trust, the Trustee, the Company, each of the directors of the Company, each of the officers of the Company who signs such Shelf Registration Statement and each person, if any, who controls the Trust or the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the

Company, the Trust, the Trustee, each of the directors of the Company, each of the officers of the Company who signs such Shelf Registration Statement or any person who controls the Trust or the Company may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in an amendment thereof, or in any preliminary prospectus relating to a Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Trust or the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Trust, the Trustee, the Company, each of the directors of the Company, each of the officers of the Company who signs such Shelf Registration Statement or any person who controls the Trust or the Company for any legal or other expenses reasonably incurred by the Trust, the Trustees, the Company, each of the directors of the Company, each of the officers of the Compay who signs such Shelf Registration Statement or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, the Trust, the Trustees, each of the directors of the Company, each of the officers of the Company who signs such Shelf Registration Statement or any person who controls the Trust or the Company.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnifid party.

     (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraph (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Initial Placement and the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph (d). Notwitstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each of the directors of the Company, each of the officers of the Company who signs such Shelf Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company and each person, if any, who controls the Trust within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Trust.

     (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. UNDERWRITTEN OFFERING. If, pursuant to written notice delivered to the Company by the Holders of a majority in aggregate liquidation amount of the Preferred Securities, a majority in aggregate principal amount of the Debentures or a majority of Holders of the Common Stock, as the case may be, registered pursuant to a Shelf Registration, such Holders so elect, the offer and sale of any such Preferred Securities, Debentures and/or Common Stock may be effected in the form of an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of a majority of the Securities to be included in such offering. The Company shall not, in any event, be obligated to arrange for more than one underwritten offering during the Shelf Registration Period. No Holder may participate in any underwritten offering contemplated hereby unless
(i) such Holder (a) agrees to sell such Holder's Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (ii) at least 20% of the outstanding Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Trust and the Company for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Securities outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

(a)       CHANGES TO THE APPLICABLE RATE UNDER CERTAIN CIRCUMSTANCES.    The
Applicable Rate at which interest is paid on the Debentures (including in respect of amounts accruing during any Deferral Period), and distributions are paid on the Preferred Securities shall be adjusted as follows, if any of the following events occur (each such event in clauses (i) through (iii) below, a "Registration Default"):

          (i) if a Shelf Registration Statement is not filed with the Commission on or prior to the 75th day following the Closing Date;

          (ii) if the Shelf Registration Statement is not declared effective on or prior to the 150th day following the Closing Date;

          (iii) if (1) after the Shelf Registration Statement is declared effective, such Shelf Registration Statement ceases to be effective prior to the end of the Shelf Registration Period (except as permitted in paragraph (b) of this Section 7) or (2) such Shelf Registration Statement or the related Prospectus ceases to be usable in connection with resales of Securities covered by such Shelf Registration Statement prior to the end of the Shelf Registration Period (except as permitted in paragraph (b) of this Section 7) because either (A) any event occurs as a result of which the related Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances in which they were made not misleading or (B) it shall be necessary to amend such Shelf Registration Statement, or supplement the related Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

          The Applicable Rate will increase following the occurrence of each Registration Default set forth in clauses (i), (ii) and (iii) above from and including the next day following each such Registration Default, in each case by
 .50% per annum of the principal amount or liquidation amount, as applicable, of the Securities without prejudice to any other claim that any Holder may have for any failure by the Company to obtain or maintain continuous effectiveness of a Shelf Registration Statement in accordance with the terms of this Registration Agreement. The increase in the Applicable Rate attributable to each Registration Default shall cease to be effective from the date such Registration Default is cured, and the Applicable Rate shall be reduced at such time to the Applicable Rate in effect immediately prior to such Registration Default; provided, however, in the event a Registration Default occurs prior to the Reset Date and is cured on or after the Reset Date, the Applicable Rate shall be the Term Rate from the date such Registration Default is cured.

     (b) Notwithstanding anything in Section 7(a) to the contrary, the Company may prohibit offers and sales of Registrable Securities at any time if

          (i)       (1) it is in possession of material non-public information,
          (2)(A) the Board of Directors of the Company or (B) the Chief Financial Officer and the General Counsel of the Company, determine in good faith that disclosure of such material non-public information at such time would not be in the best interests of the Company, and
          (3)(A) the Chief Executive Officer of the Company or (B) the Chief Financial Officer and the General Counsel of the Company, determine that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information; or

          (ii) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries (1) that is material to the Company and its subsidiaries taken as a whole (and for such purpose no transaction shall be deemed material unless, on a pro forma basis and after giving effect thereto, consolidated assets or consolidated revenues of the Company and its subsidiaries as of the end of or for the most recently completed fiscal year would be increased by at least 20%) and (2) the Board of Directors of the Company or the Chief Executive Officer or the Chief Financial Officer of the Company determines in good faith that offers and sales of Registrable Securities prior to the consummation of such transaction (or such earlier date as the Board of Directors or the Chief Executive Officer or the Chief Financial Officer of the Company shall determine) is not in the best interests of the Company;

provided that during any period of prohibition neither the Company nor any other Person to whom the Company shall have given registration rights with respect to shares of Common Stock shall be entitled to make offers and sales of Common Stock pursuant to a registration statement filed under the Securities Act, other than pursuant to an employee stock purchase plan, stock option or other employee benefit plan or a dividend re-investment plan of the Company (each period during which any prohibition of offers and sales of Registrable Securities is in effect pursuant to clause (i) or (ii) of this Section 7(b) is referred to herein as a "Suspension Period").

          A Suspension Period shall commence on and include the date on which the Company provides written notice to Holders of Registrable Securities that offers and sales of Registrable Securities cannot be made in accordance with this Section 7(b) and shall end on the date on which each such Holder of Registrable Securities either receives copies of a prospectus supplement, or is advised in writing by the Company that offers and sales of Registrable Securities and use of the Prospectus may be resumed; provided, however, that all Suspension Periods pursuant to clause (i) of this Section 7(b) in the aggregate shall not exceed 60 days during any period of twelve consecutive calendar months (nor more than 20 consecutive days for any one Suspension Period) and each Suspension Period shall be followed by at least ten Business Days during which no Suspension Period is in effect.

     (c) A Registration Default referred to in Section 7(a)(iii) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (1) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (2) the occurrence of other material events or developments with respect to the Trust or the Company that would need to be described in such Registration Statement or the related Prospectus and (ii) in the case of clause (2), the Trust and the Company are proceeding promptly and in good faith to amend or supplement such Registration Statement and related Prospectus to describe such events; provided, however, that in any case, if such Registration Default occurs for a continuous period in excess of 45 days, the Applicable Rate shall increase by .50% per annum of the principal amount or the liquidation amount, as applicable, in accordance with paragraph (a) above from the first day of such 45-day period until the date on which such Registration Default is cured.

6.        MISCELLANEOUS.

     (a) No Inconsistent Agreements. The Trust and the Company have not, as of the date hereof, entered into, nor shall they on or after the date hereof, enter into, any agreement with respect to their securities or otherwise that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Trust and the Company have obtained the written consent of the Purchasers.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
          Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with respect to the Debentures, or the Declaration, with respect to the Preferred Securities, with a copy in a like manner to Credit Suisse First Boston Corporation;

          (ii) if to the Purchasers, initially at the address set forth in the Purchase Agreement; and

          (iii) if to the Trust or the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Purchaser or the Trust and the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Trust or the Company thereto, subsequent Holders of Securities. The Trust and the Company hereby agree to extend the benefits of this Agreement to any Holder of Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          Please confirm that the foregoing correctly sets forth the agreement between the Company, the Trust and you.


                              Very truly yours,

                              TITAN CAPITAL TRUST


                              By:  _______________________________
                                   Name:
                                   Title: Administrative Trustee, solely in a capacity as trustee and not in an individual capacity


                              THE TITAN CORPORATION


                              By:  _______________________________
                                   Name:
                                   Title:



The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

By:  CREDIT SUISSE FIRST BOSTON CORPORATION
     Acting on behalf of itself and as the
     representative of Donaldson, Lufkin & Jenrette
     Securities Corporation


     By:  _________________________
          Name:
          Title: